UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2017

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01    Other Events

On April 11, 2017, CONMED Corporation (“CONMED”) issued a press release announcing a jury verdict finding CONMED’s subsidiary, SurgiQuest, liable for $2.2 million in compensatory damages with an additional $10.0 million in punitive damages. As previously disclosed, SurgiQuest became a subsidiary of CONMED on January 4, 2016, at which time CONMED assumed the costs and liabilities related to a previously pending lawsuit with Lexion Medical LLC, subject to the terms of the merger agreement. The underlying claims were that SurgiQuest had engaged in false advertising under the Lanham Act, and had engaged in violations of Delaware state laws, including deceptive trade practices and unfair competition. Lexion sought damages of $22.0 million in compensatory damages for its alleged lost profits and $18.7 million for costs related to alleged “corrective advertising” as well as an unspecified sum for disgorgement of SurgiQuest’s alleged profits. The jury awarded compensatory damages of $2.2 million and punitive damages of $10.0 million. The Court entered judgment on April 13, 2017. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is included herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 11, 2017, issued by CONMED Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Luke A. Pomilio
Name:	Luke A. Pomilio
Title:	Executive Vice President-Finance and Chief Financial Officer

Date: April 13, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 11, 2017, issued by CONMED Corporation.